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Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

To the Management Board of
Messer Griesheim Holding AG:

    We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Frankfurt am Main, Germany November 6, 2001
/s/ KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft

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CONSENT OF INDEPENDENT AUDITORS